UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

Safeguard Scientifics, Inc.

(Exact Name of registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(Sate or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

170 North Radnor-Chester Road Suite 200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.   Entry into a Material Definitive Agreement.

As previously disclosed by Safeguard Scientifics, Inc. (“Safeguard”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2018, Safeguard Delaware, Inc. (the “Seller”), a subsidiary of Safeguard, entered into a Stock Repurchase Agreement (the “Agreement”) with MediaMath Holdings, Inc. (“MediaMath”).

As part of the Agreement, the Seller granted MediaMath an option to purchase 10.87% of the Seller’s ownership position in MediaMath for $12.5 million (the “Option”). The Option was exercisable within 180 days after July 2, 2018.

On January 3, 2019, the Seller and MediaMath entered into an amendment to the Agreement (the “Amendment”) providing for an extension of the Option period until September 30, 2019. The Amendment further provides that the exercise price of the Option will be $12.5 million plus simple interest accruing on such amount at a rate of 7% per annum from December 29, 2018 until the date of the closing of the exercise of the Option (computed on the basis of actual calendar days elapsed and a year of 360 days).

The summary of the Amendment contained in this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

10.1	Amendment No. 1 to Stock Repurchase Agreement, dated as of January 3, 2019, by and between MediaMath Holdings, Inc. and Safeguard Delaware, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Date: January 4, 2019	By:	/s/ Brian J. Sisko
Name: Brian J. Sisko
Title: President and Chief Executive Officer